Exhibit 21

                            VIAD CORP
                            (DELAWARE)
       Active and Inactive (I) Subsidiaries and Affiliates*
                     as of December 31, 1996



                AIRLINE CATERING & SERVICES GROUP

AIRCRAFT SERVICE INTERNATIONAL, INC. (Delaware)
     ASII Holding GmbH (Germany)
Bahamas Airport Services Limited (Bahama)
     Freeport Flight Services Limited (Bahama)
Dispatch Services, Inc. (Florida)
Florida Aviation Fueling Company, Inc. (Florida)
Greyhound-Dobbs Incorporated (Delaware)
     Carson International Inc. (Delaware)+
     Dobbs Houses, Inc. (Delaware)+
     DOBBS INTERNATIONAL SERVICES, INC. (Delaware)
          Dobbs Houses International, Inc. (Delaware)


                    CONVENTION SERVICES GROUP

EXG, Inc. (Delaware)
     Giltspur Exhibits of Canada, Inc. (Ontario)
David H. Gibson Company, Inc. (Texas)
Longchamp International Inc. (Delaware)
GES EXPOSITION SERVICES, INC. (Nevada)
     Concourse Graphics, Inc. (Delaware)
     Expo-Tech Electrical & Plumbing Services, Inc. (California)
     Shows Unlimited, Inc. (Nevada)
     United Exposition Service Redevelopment Corporation
     (Missouri)
Las Vegas Convention Service Co. (Nevada)
Panex Show Services Ltd. (Canada)
     Exposervice Standard Inc. (Canada)
          Clarkson-Conway Inc. (Canada)
     Stampede Display and Convention Services Ltd. (Alberta)


                       CORPORATE AND OTHER

The Dial Corp (International) (Arizona)
Essex Place Inc. (Arizona)
GCMC Inc. (Arizona)
     Grey Gateway Realty Corporation (Arizona)
     GRT Inc. (Arizona)
Viad Realty Corporation (Arizona)
     Greyhound Realty of Texas Inc. (Texas)


            TRAVEL & LEISURE & PAYMENT SERVICES GROUP

Crystal Holidays, Inc. (Colorado)
Faber Enterprises, Inc. (Delaware)
     Faber Drug Co., Inc. (Illinois) (70%)
     Franklin Ventures, Inc. (Illinois)
GREYHOUND LEISURE SERVICES, INC. (Florida)
     European Cruise Shops Limited (Cayman Islands) (51%) Greyhound-ANA Venture Company (Florida) (51%) International Cruise Shops, Ltd. (Cayman Islands)
Greyhound Support Services, Inc. (Delaware) (I)
     Greyhound Maintenance, Inc. (Arizona)
Greyhound World Travel GmbH (Germany)
JETSAVE INC. (Florida)
RESTAURA, INC. (Michigan)
     Glacier Park, Inc. (Arizona) (80%)
          Waterton Transport Company, Limited (Alberta) TRANSPORTATION LEASING CO. (California)~~
     GCCP, Inc. (Delaware)~~
     Greyhound Canada Holdings, Inc. (Alberta)~~
          The Dial Corporation (Canada) Ltd. (Alberta)~~ Brewster Tours Inc. (Canada)
               BREWSTER TRANSPORT COMPANY LIMITED (Alberta)
                    Cascade Holdings (Banff) Inc. (Alberta)
TRAVELERS EXPRESS COMPANY, INC. (Minnesota)
     CAG Inc. (Nevada)
     FSMC, Inc. (Minnesota)
     Moneyline Express, Inc. (Wisconsin)
     RM/BS GP Inc. (Minnesota)
     Travelers Express Co. (P.R.) Inc. (Puerto Rico)
Viad Service Companies Limited (United Kingdom)
     Aircraft Service Limited (United Kingdom)#
     Crystal Holidays, Limited (United Kingdom)
          Crystal Dial Limited (United Kingdom)
          Guernsey Travel Service Limited (United Kingdom) Jersey Travel Service Limited (United Kingdom) Seejersey Limited (United Kingdom)
     Dobbs International (U.K.) Limited (United Kingdom)# Charles Grimsey Associates Limited (United Kingdom) Greyhound World Travel Limited (United Kingdom)
     Irish Group Travel Limited (Ireland)
     Jetsave Limited (United Kingdom)
          Airborne Travel (Holdings) Limited (United Kingdom)
               Tropical Places Limited (United Kingdom)
          American Holidays (N.I.) Limited (Northern Ireland)
          Jetsave Transatlantic Limited (United Kingdom)

#    Indicates an Airline Catering & Services Group Subsidiary
~~   Indicates a Corporate and Other Subsidiary
+    Indicates a Travel & Leisure & Payment Services Group
     Subsidiary

* Parent-subsidiary or affiliate relationships are shown by marginal indentation. State, province or country of incorporation and ownership percentage are shown in parentheses following name, except that no ownership percentage appears for subsidiaries owned 100% (in the aggregate) by Viad Corp. List does not include companies in which the aggregate direct and indirect interest of Viad Corp is 50% or less.